UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 4 , 2007
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950	38-0549190
(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

Pursuant to an agreement entered into on December 4, 2007, on December 7, 2007, Ford Motor Company ("Ford") issued an aggregate of 62,000,761 shares of its common stock, par value $0.01 per share,  in exchange for $441,991,000 principal amount of Ford's 6 3/8% Debentures due February 1, 2029 and $124,943,000 principal amount of Ford's 6 5/8% Debentures due October 1, 2028 (collectively, the "Debentures"), beneficially owned by an institutional holder of the Debentures.  Ford did not receive any cash proceeds as a result of the exchange of its common stock for the Debentures, which Debentures have been retired and cancelled.  Ford completed this transaction to reduce its debt and interest costs, increase its equity and, thereby, improve its balance sheet.

The issuance of the shares of Ford common stock in this exchange was made by Ford pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 3(a)(9) of such act on the basis that this offer constituted an exchange with an existing holder of Ford securities and no commission or other remuneration was paid to any party for soliciting such exchange.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY
(Registrant)

Date: December 7, 2007	By:	/s/Louis J Ghilardi
Louis J. Ghilardi
Assistant Secretary